Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF SUNCOKE ENERGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of SunCoke Energy, Inc. for the fiscal quarter ended March 31, 2012, I, Mark E. Newman, Senior Vice President and Chief Financial Officer of SunCoke Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	This Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy, Inc. for the periods presented therein.

/s/ Mark E. Newman
Mark E. Newman
Senior Vice President and Chief Financial Officer
May 2, 2012